STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT, dated as of October 25, 2005, is entered into by and between the undersigned stockholders of Kenna Technologies, Inc., a Delaware corporation (collectively, the "Shareholders") and DNAPrint genomics, Inc. (the "Buyer").

                                    RECITAL:

      The Shareholders desire to sell, and the Buyer desires to buy, all of the issued and outstanding shares of capital stock (the "Shares") of Kenna Technologies, Inc., a Delaware corporation (the "Company") on the terms and conditions set forth in this Agreement.

      THEREFORE, the Shareholders and the Buyer agree as follows:

      1. SALE AND PURCHASE OF SHARES.

            (a) Transfer of Shares. The Shareholders agree, severally and not jointly, to sell, assign, transfer and deliver to the Buyer, and the Buyer agrees to purchase and accept from the Shareholders, at the Closing (as defined below), all of the Shares.

            (b) Liabilities. The Shares shall be sold and conveyed to the Buyer free and clear of all liabilities, obligations, liens, security interests and encumbrances whatsoever (collectively, "Liens", or individually, a "Lien").

            (c) Closing. The closing of the sale of the Shares (the "Closing") shall take place at the Buyer's office, at 10:00 a.m., local time, on the date that is five business days after the satisfaction of the last closing condition set forth in Section 6 or Section 7 of this Agreement, or such other date as may be mutually agreed upon by the parties hereto. For purposes of passage of title, risk of loss, allocation of expenses and other economic effects, the Closing, when completed, shall be deemed to have occurred at 12:01 a.m., local time, on the closing date (the "Effective Time").

      2. CONSIDERATION. As consideration for the purchase of the Shares, the Buyer shall cause to be issued an aggregate of 1,500,000 shares of the Buyer's restricted common stock to the Shareholders in the amounts set forth on Exhibit "A." All outstanding options of the Company shall be cancelled to the extent not exercised prior to Closing. The Shareholders hereby irrevocably consent to the foregoing and waive any additional rights they may have, including without limitation under the Certificate of Designations of the Series A Preferred Stock of the Company (including without limitation any liquidation preferences contained therein) and the stockholders agreement of the Company (including without limitation any rights of first refusal contained therein).

      3. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER REPRESENTATIVES. In order to induce the Buyer to enter into this Agreement, Barbara Handelin and Lisa Tandy Herren (the "Shareholder Representatives"), severally and not jointly represent and warrant to the Buyer as follows:

            (a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own, operate and/or license and lease the Company Assets (as defined in Section 3(f)) and to conduct its business as presently conducted. The Company is not required to qualify to do business as a foreign corporation in any jurisdiction other than such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect (as defined in Section 3(d)) on the Company.

            (b)  Authority.  The  Shareholders  have  all  requisite  power  and authority to execute and deliver this Agreement and the other documents, certificates and instruments contemplated hereby (collectively with the Agreement, the "Transaction Documents") to which they are a party and to perform the transactions contemplated hereby and thereby. Each of the Transaction Documents to which the Shareholders are a party have been duly executed and delivered by the Shareholders and constitute a valid and binding obligation of the Shareholders, enforceable against them in accordance with their terms.

            (c) Capitalization. The authorized capital stock of the Company consists of 5,000,000 shares of common stock, of which 1,577,195 shares are issued and outstanding and 1,000,000 shares of preferred stock, of which 549,465 Series A Preferred shares are issued and outstanding, provided that at or immediately prior to Closing all of the Series A Preferred Shares and convertible debt of Eastman and conversion rights of MedInnova are being converted into 1,577,195 shares of common stock. Schedule 3(c) sets forth a complete and accurate list of (i) all shareholders of the Company, indicating the number of shares held by each shareholder, (ii) all holders of options and warrants and other rights to acquire shares of capital stock of the Company ("Rights"), including the number of shares subject to each Right, and (iii) all of the Company's stock plans. All of the issued and outstanding shares are, and all shares that may be issued prior to the Effective Time upon exercise of Rights will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the capital stock of the Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any shares of the Company other than as listed in Schedule 3(c). All of the outstanding shares and Rights were issued in compliance with applicable federal and state securities laws.

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

            (d) Effect of Agreement. Except as disclosed on Schedule 3(d), the execution, delivery and performance by the Shareholders of the Transaction Documents do not and will not: (a) conflict with the Articles of Incorporation or Bylaws of the Company; (b) violate any law or any rule or regulation of any governmental body or administrative agency, or conflict with any judicial or administrative order or decree relating to the Shareholders, the Company or the Company Assets, except for any such violations or conflicts which would not, individually or in the aggregate, have a material adverse effect on the business, the Company Assets, liabilities, results of operations or condition, financial or otherwise (in any such case, a "Material Adverse Effect") of the Company or impair the ability of the Shareholders to consummate the transactions contemplated by this Agreement; (c) constitute a breach or default under any of the Company Contracts (as defined below) or any contract binding upon the Shareholders; (d) create any Lien of any kind on any of the Company Assets; or
(e) require any consent, notice to or filing with any governmental authority or administrative agency or any third party on behalf of the Company or the Shareholders. The matters described on Section 3(d) are referred to as the "Shareholders Required Consents." The Shareholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver the Transaction Documents and to perform the Shareholders' obligations thereunder.

            (e)  Financials;  Records.  Set  forth  on and  attached  hereto  as
Schedule 3(e) are the following financial statements (collectively the "Company Financial Statements") unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of December 31, 2002, December 31, 2003, and December 31, 2004 and for the eight (8) months ended August 31, 2005 (the "Most Recent Financial Statements") for the Company. The Company Financial Statements (a) are true, complete and correct in all material respects; (b) are in accordance with the books and records of the Company; and
(c) present fairly, in all material respects, the assets, liabilities and financial condition of the Company as of the respective dates thereof, and the results of operations for the periods then ended in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods involved provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. The Company has no liability or obligation that is not reflected or reserved against on its balance sheet as of August 31, 2005 (the "Company
Balance Sheet"), except for those that are not required by generally accepted accounting principles to be included therein or those that have been incurred in the ordinary course of business or in connection with the proposed sale contemplated hereby since the date of the Company Balance Sheet (none of which may reasonably be expected to have a material adverse effect on the Company). The records of the Company are true, accurate and complete in all material respects and have been maintained on a consistent basis.

            (f) Title to and Sufficiency of Assets and Other Property. Set forth on Schedule 3(f) is a true and complete list of all material inventory, machinery, equipment, furniture, office equipment, supplies, materials, vehicles and other material items of tangible or intangible personal property of every kind owned by the Company or used in connection with its business (the "Company Assets"). The Company has good and marketable title to all of the Company Assets, free and clear of all Liens of every kind except for Liens for current taxes not yet due and payable and except as disclosed on Schedule 3(f). The Company Assets constitute all of the assets of any nature required to operate the Company's business in the manner presently operated by the Company. The Company Assets (a) are in good operating order, condition and repair (ordinary wear and tear excepted), (b) are suitable for use in the ordinary course of business of the Company's business and (c) are free from material defects.

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

            (g) Real Property. Schedule 3(g) lists all real property owned or leased by the Company.

            (h) Contracts and Leases. Schedule 3(h) lists all contracts, commitments, agreements, understandings, obligations, whether written or oral (including, without limitation, agreements for the borrowing of money or the extension of credit that involve a commitment or expenditure by, or revenue to, the Company in excess of $1,000, and agreements with employees, consultants and other contractors), leases and licenses, whether written or oral, to which the Company is party or by which the Company or the Company Assets are bound (collectively, the "Company Contracts"). Each of the Company Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect. There are no existing defaults on the part of the Company or any other party to the Company Contracts, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults under any of the Company Contracts. The execution, delivery and performance of the Transaction Documents do not and will not, with respect to any Company Contract, (a) constitute a default or accelerate the obligations thereunder, (b) require the consent of any person or party, except for the Shareholders' Required Consents, or (c) affect the enforceability or validity thereof or the terms thereof.

            (i) Receivables. Attached hereto as Schedule 3(i) is a true, complete and accurate detailed listing of all accounts receivable of the Company (the "Company Receivables"). The Company Receivables are, and will be at the Effective Time, legal, valid and binding obligations that arose in the ordinary course of business. The Company has made available to the Buyer complete and correct copies of all instruments, documents and agreements evidencing such Company Receivables, including, without limitation, an aging schedule related to the Company Receivables.

            (j) Intellectual Property. Schedule 3(j) hereto sets forth a complete and correct list of (i) all patents, trademarks, trade names (including all federal and state registrations pertaining thereto, or applications for such registrations and a description of the status of such applications), proprietary databases and registered copyrights owned by Company (collectively with all unregistered copyrights, the "Company Proprietary Intellectual Property"), and
(ii) all patents, trademarks, trade names, copyrights, software, technology and processes used by the Company in its businesses which are material to its business and are used pursuant to a license or other right granted by a third party, and all agreements related thereto (collectively, the "Company Licensed Intellectual Property," and together with the Company Proprietary Intellectual Property referred to as "Company Intellectual Property"). Each of the federal, state and other governmental registrations with any country pertaining to the Company Proprietary Intellectual Property is valid and in full force and effect. The Company owns, or has the right to use pursuant to valid and effective agreements, all Company Intellectual Property, and the consummation of the transactions contemplated hereby will not materially impair any such rights. No claims are pending against the Company by any person with respect to the use of any Company Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same that would be likely to have a Material Adverse Effect on the Company, and, to the Shareholders' knowledge, the current use by the Company of the Intellectual Property does not in any material respect infringe upon the rights of any third party. Schedule 3(j) sets forth a list of all jurisdictions in which the Company is operating under a trade name, and each jurisdiction in which any such trade name is registered.

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

            (k) Company Software. Schedule 3(k) hereto sets forth a true and complete list of all software used by the Company or its employees in connection with the business of the Company (the "Company Software"). The Company has been granted under the license agreements relating to the Company Software valid and subsisting license rights with respect to all software comprising the Company Software, and such rights are sufficient in all respects to conduct the business of the Company as presently conducted and as currently proposed to be conducted. The Company is in compliance with each of the terms and conditions of each of such license agreements except to the extent failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on Company. Except as disclosed on Schedule 3(k), in the case of any commercially available "shrink-wrap" software programs (such as Microsoft Word), the Company has not made and is not using any unauthorized copies of any such software programs, and none of the employees, agents or representatives of the Company have made or are using any such unauthorized copies. Except as disclosed on Schedule 3(k), there have been no problems experienced by the Company in the past twelve (12) months with respect to the Company Software, or the related computer hardware used by the Company in its operations which have arisen outside the ordinary course of business and would have a Material Adverse Effect on Company.

            (l) Litigation. Except as disclosed on Schedule 3(l), there are no claims, actions, suits or investigations pending, or to the knowledge of the Shareholders, threatened, against the Shareholders, the Company or its business or affecting the Company Assets.

            (m) Compliance with Laws; Permits. There is not outstanding or, to the knowledge of the Shareholders, threatened, any order or decree of any court, governmental agency or arbitration tribunal against or involving the Company or its business or the Company Assets. The Company is currently, and has been at all times, in full compliance with all laws, rules, regulations and licensing requirements of all federal, state, local and foreign authorities applicable to the Company Assets and operation of its business, except for failures to comply which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has obtained all permits, certificates and licenses required for the conduct of its business and the ownership of the Company Assets, all of which are described on Schedule 3(m) (the "Company Permits"). The Company is not in violation of any of the Company Permits, and no proceedings are pending or, to the knowledge of the Shareholders, threatened to revoke or limit any Company Permit.

            (n) Taxes.  The Company has properly  completed and timely filed all federal, state, local and foreign tax returns and reports required to be filed by it (the "Tax Returns"). All Tax Returns are in all material respects accurate, complete and correct as filed, and the Company has paid in full or made adequate provision in the Company Financial Statements for all amounts shown to be due thereon. The Company is not delinquent in the payment of any tax assessment or other governmental charge (including, without limitation, withholding taxes). The Company has not been notified by any governmental authority that an audit or review of any tax matter is contemplated. The Shareholders know of no tax deficiency or claim for additional taxes asserted or threatened to be asserted against it by any taxing authority and the Company knows of no grounds for any such assessment. No extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force except for the extensions reflected on Schedule 3(n), and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any tax. The Company is not and has never been a member of an affiliated or consolidated group or combined group or combined group of corporations. For purposes of this Agreement, the term "tax" includes all federal, state, local and foreign taxes or assessments, including income, sales, gross receipts, excise, use, value added, royalty franchise, payroll, withholding, property and import taxes and any interest or penalties applicable thereto.

            (o) Insurance. Schedule 3(o) describes all insurance policies maintained by the Company with respect to its business and the Company Assets. Such policies are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid.

            (p) Employment and Labor Matters Other than as reflected on the attached Schedule 3(p), no Company employees have entered into employment or other agreements regarding compensation with the Company. No employees of the Company have been or are represented by a union or other labor organization or covered by any collective bargaining agreement. There is no unfair labor practice complaint, labor organizational effort, strike, slowdown or similar labor matter pending or, to the knowledge of the Shareholders, threatened against the Company or its business. The Company is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no unfair labor practice complaint against the Company pending or, to the knowledge of the Shareholders, threatened. Upon termination of the employment of any employees, neither the Company, the Shareholders nor the Buyer will by reason of the Closing or anything occurring prior to the Effective Time be liable to any of such employees for severance pay or any other payments. Set forth on Schedule 3(p) is a true and complete list of all current directors, officers, employees or consultants of the Company, including, in each case, name, current job title, base salary, bonus potential, commissions, and termination obligations.

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

            (q) Employee Benefits Except as set forth on Schedule 3(q) to this Agreement, the Company does not have in force any bonus, stock option, employee welfare, pension or profit sharing plan or any other written or oral employee benefit arrangement, agreement or understanding. A summary of the terms of each such plan, agreement or understanding is set forth on Schedule 3(q) indicating as to each whether it is a "qualified plan" within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended. Each such "qualified" employee welfare, pension or profit sharing plan, if any, has since its adoption been a "qualified plan" within the meaning of the Internal Revenue Code of 1986, as amended. Each such plan, trust or agreement has been operated substantially in accordance with its provisions and in compliance with the rules and regulations applicable to such plan, trust or agreement, including but not limited to rules, regulations and reporting requirements promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation, and the Department of Treasury pursuant to the Employment Retirement Income Security Act of 1974 ("ERISA") or the Internal Revenue Code and the Equal Employment Opportunity Commission pursuant to the Age Discrimination in Employment Act. There is no material accumulated funding deficiency within the meaning of ERISA or any liability (including but not limited to any withdrawal liability) to any such plan, trust or agreement, or to the Pension Benefit Guaranty Corporation established under ERISA in connection with any such plan, trust or agreement. There has been no prohibited transaction (as defined in Section 4975 of the Internal Revenue Code and as defined in Section 406 of ERISA) by any such plan, trust or agreement, or by any trustee or administrator thereof, that would subject the Company or any such plan, trust or agreement, or any party dealing with any such plan or agreement, to any tax or penalty on prohibited transactions imposed by said
Section 4975, nor has there been any failure to comply with the provisions of Title I of ERISA that would subject the Company, or any such plan, trust or agreement, any trustee or administrator thereof, or any party dealing with such plan, trust or agreement to any fine, penalty, tax or liability. True and complete copies of each such written plan, trust, or agreement have previously been delivered to the Buyer.

            (r) Absence of Changes. Except as disclosed on Schedule 3(r), since August 31, 2005, the Company has conducted the operations of its business only in the ordinary course, and has not (except as contemplated by this Agreement):

                  (i) Suffered any damage to any Company  Asset,  whether or not covered by insurance, except damage that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company;

                  (ii) Sold or disposed of any Company Assets, except such sales or dispositions made in the ordinary course of business that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company;

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

                  (iii) Made any general wage  increase  for its  employees as a group other than in the ordinary course of business;

                  (iv) Amended or terminated any Company Contract;

                  (v) Incurred any obligation or liability,  except normal trade or business obligations incurred in the ordinary course of business;

                  (vi) Introduced any new method of management, operations or accounting;

                  (vii) Suffered any adverse  change in condition  (financial or otherwise), or any other event, that might reasonably be expected to have a Material Adverse Effect on the Company; or

                  (viii) Agreed, whether in writing or otherwise, to take any action described in this Section 3(r).

            (s) Related Party Transactions. Except as set forth on Schedule 3(s), the Company Contracts do not include any agreement with or any other commitment to (i) any officer or director of the Company; (ii) any person related by blood or marriage to any such officer or director; or (iii) any corporation, partnership, trust or other entity in which the Company or any such officer, director or related person has an equity or participating interest, and no such other agreement or commitment exists.

            (t) Subsidiaries. The Company has no wholly owned or partially owned subsidiaries.

            (u) Brokers' Fees. The Shareholders have not retained any broker, finder or agent, nor have the Shareholders incurred any liability or obligation, nor will they, or anyone on their behalf, incur any liability or obligation, to pay any fees, commissions or similar payments to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

            (v) Disclosure. No representation, warranty or statement made by the Shareholders in this Agreement or the exhibits or schedules hereto, or in any financial statement, other written financial information or schedule, or any other document, certificate or other instrument furnished or to be furnished to the Buyer by or on behalf of the Shareholders at or prior to the Closing pursuant to this Agreement, contain or will contain any untrue statement of a material fact, or omit to state any material fact necessary, in light of the circumstances in which they were made, to make the statements contained herein or therein not misleading. There is no event, fact or condition that has had, or that reasonably could be expected to have, a Material Adverse Effect on the Company or the Shareholders, that has not been set forth in this Agreement or the Schedules hereto.

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

            (w) Accredited Investor. The Shareholders: (A) understand that any securities issued by the Buyer hereunder will not be registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) are acquiring any securities issued by the Buyer solely for their own account for investment purposes, and not with a view to the distribution thereof, (C) are sophisticated investors with knowledge and experience in business and financial matters, (D) have received certain information concerning the Buyer and have had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding any securities issued by the Buyer, (E) are able to bear the economic risk and lack of liquidity inherent in holding any securities issued by the Buyer, and (F) are accredited investors as defined under the rules promulgated under the Securities Act and applicable state law.

      3A. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. In order to induce the Buyer to enter into this Agreement, the Shareholders severally and not jointly represent and warrant to the Buyer as follows:

            (a)  Authority.  The  Shareholders  have  all  requisite  power  and authority to execute and deliver this Agreement and the other documents, certificates and instruments contemplated hereby (collectively with the Agreement, the "Transaction Documents") to which they are a party and to perform the transactions contemplated hereby and thereby. Each of the Transaction Documents to which the Shareholders are a party have been duly executed and delivered by the Shareholders and constitute a valid and binding obligation of the Shareholders, enforceable against them in accordance with their terms.

            (b) Accredited Investor. The Shareholders: (A) understand that any securities issued by the Buyer hereunder will not be registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) are acquiring any securities issued by the Buyer solely for their own account for investment purposes, and not with a view to the distribution thereof, (C) are sophisticated investors with knowledge and experience in business and financial matters, (D) have received certain information concerning the Buyer and have had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding any securities issued by the Buyer, (E) are able to bear the economic risk and lack of liquidity inherent in holding any securities issued by the Buyer, and (F) are accredited investors as defined under the rules promulgated under the Securities Act and applicable state law.

      4. REPRESENTATIONS AND WARRANTIES OF BUYER. In order to induce the Shareholders to enter into this Agreement, the Buyer represents and warrants to the Shareholders as follows:

            (a) Existence and Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. The Buyer has all requisite power and authority to own, operate and/or license and lease its assets and to conduct its business as presently conducted. The Buyer has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the transactions contemplated thereby. Each of the Transaction Documents to which the Buyer is a party has been duly executed and delivered by it and each constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

            (b) Effect of Agreement. Except as disclosed on Schedule 4(b), the execution, delivery and performance of the Transaction Documents to which the Buyer is a party do not and will not: (a) violate any law or any rule or regulation of any governmental body or administrative agency, or conflict with any judicial or administrative order or decree relating to the Buyer, except for any such violations or conflicts which would not, individually or in the aggregate, have a material adverse effect on the business, liabilities, results of operations or condition (financial or otherwise) (a "Material Adverse Effect") of the Buyer or impair the ability of the Buyer to consummate the transactions contemplated by this Agreement; (b) constitute a breach or default under any contracts binding on the Buyer; (c) require any consent, notice to or filing with any governmental authority or administrative agency or any third party on behalf of the Buyer. The matters described on Schedule 4(b) are referred to as the "Buyer Required Consents."

            (c) Litigation. Except as disclosed in Buyer's SEC Reports (as defined in Section 4(h), herein), there are no material claims, actions, suits or investigations pending, or to the knowledge of the Buyer, threatened, against the Buyer or its assets.

            (d) Brokers' Fees. The Buyer has not retained any broker, finder or agent, nor has the Buyer incurred any liability or obligation, nor will it, or anyone on its behalf, incur any liability or obligation, to pay any fees, commissions or similar payments to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

            (e) Disclosure. No representation, warranty or statement made by the Buyer in this Agreement or the exhibits or schedules hereto, or in any financial statement, other written financial information or schedule, or any other document, certificate or other instrument furnished or to be furnished to the Shareholders by or on behalf of the Buyer at or prior to the Closing pursuant to this Agreement, contain or will contain any untrue statement of a material fact, or omit to state any material fact necessary, in light of the circumstances in which they were made, to make the statements contained herein or therein not misleading. There is no event, fact or condition that has had, or that reasonably could be expected to have, a material Adverse Effect on the Buyer, that has not been set forth in this Agreement or the Schedules hereto.

            (f) Shares. All shares of the Buyer's restricted common stock that are issued to Shareholders pursuant to Section 2, herein, will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. The Company's common stock is eligible for quotation on the NASD OTCBB. Subject to the accuracy of the representation made by the Shareholders in
Section 3(w), all of the Buyer's shares issued to the Shareholders were issued in compliance with applicable federal and state securities laws.

            (g)  Accredited  Investor.   The  Buyer:  (A)  understand  that  any
securities purchased by the Buyer hereunder will not be registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring any securities purchased by the Buyer solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding any securities purchased by the Buyer, (E) is able to bear the economic risk and lack of liquidity inherent in holding any securities purchased by the Buyer, and (F) is an Accredited Investor as defined under the Securities Act and applicable state law.

            (h) The Buyer has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including without limitation pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Buyer was required by law to file such material) (the foregoing materials, including the exhibits thereto and incorporated by reference therein, being collectively referred to herein as the "SEC Reports" and, together with the Disclosure Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed or deemed filed through incorporation by reference, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Buyer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Buyer and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

            (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, and except as otherwise disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect,
(ii) the Buyer has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Buyer's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Buyer has not altered its method of accounting, (iv) the Buyer has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; (v) the Buyer has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Buyer stock option plans; and
(vi) the Buyer has not had any disagreement with its independent auditors that would require public disclosure.

            (j)  Reorganization.   The  transactions   contemplated  hereby  are
intended to be a reorganization within the meaning of Section 368(a)(i)(B) of the Internal Revenue Code of 1986.

      5. COVENANTS OF THE PARTIES.

            (a) Conduct of Business.  Between the date of this Agreement and the
Effective   Time,   except  as  disclosed  on  Schedule  5(a),  the  Shareholder
Representatives shall and shall cause the Company to:

                  (i) Conduct the  operations of the  Company's  business in the normal and customary manner in the ordinary course of business;

                  (ii) Maintain the Company Assets in good operating order, repair and condition;

                  (iii) Keep in full force and effect any insurance described in
            Section 3(o);

                  (iv) Perform all of its obligations under all Company Contracts and not amend any provision thereof other than amendments that involve a commitment or expenditure, or revenue to the Company, of less than $5,000;

                  (v)  Use  their  best  efforts  to  preserve   the   Company's
            organization   intact  and  maintain  its  relationships   with  its
            employees, suppliers and customers;

                  (vi) Promptly advise the Buyer of any adverse change in the condition (financial or otherwise) of the Company's business or the Company Assets;

                  (vii) Promptly advise the Buyer of the occurrence of any event or circumstance which affects the consummation of the transactions contemplated by this Agreement or which, if in existence on the date of this Agreement, would have been required to have been disclosed in a Schedule to this Agreement;

                  (viii) Not create or permit to exist any Lien of any kind with respect to any of the Company Assets, except for liens in effect as of the date of this Agreement and disclosed on the Schedules hereto;

                  (ix) Not sell or dispose of any of the Company Assets,  except dispositions of inventory in the ordinary course of business;

                  (x) Promptly advise the Buyer of any change in the list of employees referred to in Section 3(p) or in the compensation payable to any such employee; and

                  (xi) Not make any capital  improvement or expenditure  without the prior consent of the Buyer, other than improvements or expenditures in the ordinary course of business in amounts of less than $1,000;

            (b) Access and Information. Upon reasonable advance notice, the Shareholder Representatives shall permit the Buyer and its counsel, accountants and other representatives full access during normal business hours to all the properties, assets, books, records, agreements and other documents of the Company, subject to execution of appropriate confidentiality documents. The Shareholder Representatives shall furnish to the Buyer and its representatives all information concerning the Company, the Company Assets or the Company's business as the Buyer may request. The Shareholder Representatives shall permit and facilitate communications between the Buyer and the Company's suppliers, customers, landlords and other persons having relationships with the Company.

            (c) No Other Solicitations. Until the earlier of (i) the Closing, or
(ii) the termination of the Agreement, the Shareholders Representatives shall not, and the Shareholders Representatives shall cause each of the Company's officers, directors, employees, representatives and agents or affiliates of such officers, directors, employees, representatives and agents not to, directly or indirectly, solicit, initiate or encourage any offer, proposal or inquiry from, or engage in any discussions or negotiations with, any person regarding the sale or lease of the capital stock of the Company, its business, or any of the Company Assets. The Shareholder Representatives shall immediately notify the
Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described above.

            (d) Further Assurances. From and after the Closing Date, the parties shall take such steps and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby.

            (e) Confidentiality. In recognition of the confidential nature of certain of the information which will be exchanged by the parties, each of the Buyer and the Shareholder Representatives agrees to retain in confidence, and to require its directors, officers, employees, consultants, professional representatives and agents (collectively, its "Representatives") to retain in confidence all information transmitted or disclosed to it by the other party, and further agrees that it shall not use for its own benefit (other than in connection with the transactions contemplated by this Agreement) and shall not use or disclose to any third party, or permit the use or disclosure to any third party of, any information obtained from or revealed by any other party, except that each of the Buyer and the Shareholder Representatives may disclose the information to those of its Representatives who need the information for the proper performance of their assigned duties with respect to the consummation of the transactions contemplated hereby. In making such information available to its Representatives, the Buyer and the Shareholder Representatives shall take all precautions to ensure that its Representatives use the information only as permitted hereby. Notwithstanding anything to the contrary in the foregoing provisions, such information may be disclosed: (a) where it is legally necessary, to any regulatory authorities or governmental agencies; (b) if it is required by court order or decree or applicable law; (c) if it is ascertainable or obtained from public or published information; (d) if it is received from a third party not known to the recipient to be under an obligation to keep such information confidential; or (e) if the recipient can demonstrate that such information was in its possession prior to disclosure thereof in connection with this Agreement. If any party is required to make disclosure of any such information by operation of law, such disclosing party will give the other party prior notice of the making of such disclosure and will use all reasonable efforts to afford such other party an opportunity to contest the making of such disclosure. In the event that the Closing does not occur, each of the Buyer and the Shareholder Representatives shall immediately deliver, or cause to be delivered, to the other (without retaining any copies thereof) any and all documents, statements or other written information obtained from the other that contain confidential information.

      6. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

            (a) Representations, Warranties and Covenants. The representations and warranties of the Shareholders and the Shareholder Representatives contained in this Agreement shall be true and correct on the Closing Date, and the Shareholders and the Shareholder Representatives shall have duly performed and complied with all covenants required by this Agreement to be performed or complied with by him on or prior to the Closing.

            (b) Absence of Litigation. No action or proceeding shall be pending or threatened by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would adversely affect the right of the Buyer to own the Shares or the right of the Company to own, operate or control the Company Assets or the Company's business after the Closing Date.

            (c) Absence of Change. Between the date of this Agreement and the Closing, no adverse change shall have occurred in the business, operations or financial or other condition of the Company, its business or the Company Assets, nor shall there have occurred any casualty loss or destruction of, or damage to, any of the Company Assets. Notwithstanding the foregoing, the Buyer understands that the Company is currently insolvent and such insolvency shall not constitute a Material Adverse Effect for any purpose of this Agreement.

            (d) Consents and Approvals. All (i) Company Required Consents, (ii) licenses, (iii) other orders or notifications of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any applicable governmental or judicial authority and (iv) consents, approvals, authorizations or notifications of any other third parties, all as required in connection with consummation of the transactions contemplated by this Agreement, including the operation of the Company's business by the Buyer, shall have been made or obtained or shall have occurred.

            (e) Compliance Certificate. The Shareholder Representatives, shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise except as may be set forth in the representations and warranties themselves) to the effect that each of the conditions specified in Sections 6(a) through 6(d) is satisfied in all respects.

            (f) Secretary's Certificate. The Shareholder Representatives shall have caused to be delivered to the Buyer a certificate of the Secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer, certifying (i) the names of the Company's officers, together with true signatures of such officers; (ii) that the copies of the Articles of Incorporation and Bylaws of the Company attached thereto are true, correct and complete; and (iii) that the resolutions of the Board of Directors attached thereto evidencing the approval of this Agreement and the transactions contemplated herein were duly adopted, have not been amended or rescinded and are in full force and effect.

            (g) Resignations. The Buyer shall have received resignations, duly executed, by all officers and directors of the Company, of their respective positions with the Company, effective as of the Effective Time.

            (h) Employment Agreements. The Buyer shall have entered into employment agreements in form and substance reasonably satisfactory to the Buyer, with the Key Employees reflected on Schedule 6(h).

            (i) Approvals. The Buyer shall have received all required government approvals and certifications for operation of the Company's business.

      7. CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATIONS. The obligations of the Shareholders to consummate the transaction contemplated by this Agreement are subject to the satisfaction of each of the following conditions on or before the Closing Date:

            (a) Representations, Warranties and Covenants. The representations and warranties of the Buyer contained in this Agreement shall be true and correct on the Closing Date, and the Buyer shall have duly performed and complied with all covenants and obligations required by this Agreement to be performed or complied with by it on or before the Closing Date.

            (b) Compliance Certificate. The Buyer shall have delivered to the Shareholders a certificate (without qualification as to knowledge or materiality or otherwise except as may be set forth in the representations and warranties themselves) to the effect that the condition specified in Section 7(a) is satisfied in all respects.

            (c) Absence of Litigation. No action or proceeding shall be pending by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

            (d) Secretary's Certificates.  The Shareholder Representatives shall have received a certificate of the Secretary of the Buyer, dated as of the Effective Time, in form and substance reasonably satisfactory to the Shareholders, certifying (i) the names of its officers authorized to sign this Agreement, the certificates and the other documents and instruments delivered pursuant to this Agreement by the Buyer, as the case may be, or any of its officers, together with true signatures of such officers; (ii) that the copies of the Articles of Incorporation and Bylaws attached thereto are true, correct and complete and (iii) that the resolutions of the Board of Directors attached thereto evidencing the approval of this Agreement and the transactions contemplated herein were duly adopted, have not been amended or rescinded and are in full force and effect.

            (e) Other Documents. The Shareholder Representatives shall have received such other agreements, documents, and instruments as the Shareholder Representatives may have reasonably requested to effect and evidence the consummation of the transactions contemplated by the Agreement.

            (f) Stock Certificates. The Shareholders shall have received stock certificates for the shares of Buyer's common stock to be delivered hereunder in the name of each Shareholder and in the amounts for each such Shareholder as set forth on Exhibit A.

      8. INDEMNIFICATION.

            (a) General.

                  (i) Subject to the limitations contained herein, the Shareholders shall, severally and not jointly, only with respect to paragraph (i)(B) below, and the Shareholder Representatives shall, severally and not jointly with respect to all the paragraphs below, indemnify the Buyer in respect of, and hold the Buyer harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Buyer or the Company ("Buyer Damages"):

                        (A) resulting from, or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Shareholders or the Shareholder Representatives contained in this Agreement or any certificate delivered pursuant hereto;

                        (B) resulting  from any failure of such  Shareholder  to
                  have good and valid title to the Shares, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever other than those imposed by applicable securities laws; or

                        (C) resulting from any claim by any current or former security holder of the Company, or any other person, firm, corporation or entity, seeking to assert, or based upon: (I) ownership or a right to ownership of any shares of capital stock of the Company which is claimed to have arisen prior to the Closing; (II) any rights of a shareholder of the Company, including, without limitation, rights with respect to any option, preemptive rights or rights to notice or to vote, in each case with respect to capital stock of the Company owned or claimed to have been owned prior to the Closing; (III) any rights under the Articles of Incorporation or Bylaws of the Company as in effect at any time prior to the Closing; or (IV) any claim that his, her or its shares of the Company were wrongfully repurchased by the Company prior to the Closing; provided that all the foregoing obligations under this Section 8(a)(i) shall be subject to the limitations set forth in the last sentence of Section 8(b).

                  (ii) The Buyer shall indemnify the Shareholders in respect of, and hold the Shareholders harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigation, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Shareholders ("Shareholders Damages"), resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Buyer contained in this Agreement; provided that all of the foregoing obligations under this
            Section 8(a)(ii) shall be subject to the limitations set forth in the last sentence of Section 8(b).

            (b) Claims for Indemnification. Whenever any claim shall arise for indemnification under this Section 8, the party entitled to indemnification (the "Indemnified Party") shall notify the party against whom indemnification is sought (the "Indemnifying Party") in writing of the facts constituting the basis for such claim. Such notice shall specify all facts known to the Indemnified Party giving rise to such indemnification right and the amount or an estimate of the amount of the liability arising therefrom. The right to indemnification hereunder and the amount or the estimated amount thereof, as set forth in such notice, shall be deemed agreed to by the Indemnifying Party unless, within 15 days after the receipt of such notice, the Indemnified Party is notified in writing that the Indemnifying Party disputes the right to indemnification as set forth or estimated in such notice. Notwithstanding the foregoing, the parties agree that the Buyer Indemnified Party shall not be entitled to recover any sums in excess of the consideration paid to the Shareholders for the Shares and that any such recovery shall be limited to the Shares themselves without recourse to monetary damages.

            (c) Right to Defend; Third-Party Claims. If the facts giving rise to any such indemnification right involve any actual or threatened claim or demand by any third party against the Indemnified Party or any possible claim by the Indemnified Party against any third party, such claim by or against a third party shall be referred to as a "Third-Party Claim." If the Indemnifying Party gives the Indemnified Party an agreement in writing, in form and substance reasonably satisfactory to counsel to the Indemnified Party, agreeing to indemnify and save the Indemnified Party harmless from all costs and liability arising from any Third-Party Claim, the Indemnifying Party may at its own expense undertake full responsibility for the defense or prosecution of such Third-Party Claim and may contest or settle it on such terms as it may choose. If the Indemnifying Party fails to deliver such an agreement of indemnity to the Indemnified Party, (1) the Indemnifying Party at its own expense may nevertheless participate with the Indemnified Party in the defense or prosecution of the Third-Party Claim and in any and all settlement negotiations relating thereto, and (2) the Indemnified Party may contest or settle the Third-Party Claim on such terms at it may choose, although the Indemnified Party shall not reach a settlement until he has consulted in good faith with the Indemnifying Party. Any such participation shall not relieve the Indemnifying Party of his obligations to indemnify the Indemnified Party under this Section 8.

            (d) Right of Set-Off. With respect to any claims by the Buyer for indemnification under this Section 8, the Buyer shall be entitled to a right of offset against the shares delivered to such Shareholder as contemplated by and limited in the last proviso of Section 8(a)(i). Such right of offset shall be exercised by written notice to the party or parties against which the right of offset is taken, which notice shall be given in accordance with the requirements of Section 11(c) of this Agreement and shall indicate the total amount of such offset.

            (e) Survival.

                  (i) The representations, warranties and covenants set forth in this Agreement (the "Representations") shall survive the Closing and the consummation of the transactions contemplated by this Agreement and continue until twelve months after the Effective Time (the "Termination Date"). If notice of a Claim is given in accordance with this Section 8 before the Termination Date, then the Representation applicable to such Claim shall survive until, but only for purposes of, the resolution of such Claim.

                  (ii) Notwithstanding the provisions of Section 8(e)(i) above, with respect to any Claims for indemnification by an Indemnified Person based on, arising from, resulting from or related to fraud or willful misrepresentation, the Representations shall survive the Termination Date and shall remain in force and effect for the duration of the applicable statute of limitations. All Representations shall be deemed to be material and relied upon by the party or parties to whom they were made, notwithstanding any investigation or inspection made by or on behalf of such party or parties.

      9. RESTRICTIVE COVENANTS.

            (a) Noncompetition. For a period of three years after the Closing, the Shareholder Representatives shall not, directly or indirectly, in the United States of America, enter into, engage in, be employed by or consult with any business in connection with the manufacture or sale of any product or service in competition with Buyer and its subsidiaries and affiliates. The prohibition of this Section 9 shall apply to all activities of the Shareholder Representatives, whether as individuals or a corporation acting on their behalf, or as independent contractors, partners or joint venturers, consultants or as officers, directors, stockholders, agents, employees or as a salesman for any person, firm, partnership, corporation or other entity. The foregoing restrictions shall not apply to the ownership of no more than two percent of the outstanding securities of any company whose stock is traded on a national securities exchange or is quoted in the Automated Quotation System of the National Association of Securities Dealers (NASDAQ).

            (b) Nonsolicitation.  For a period of three years from and after the
Closing, the Shareholder Representatives each agree that they will refrain from soliciting and will not, either directly or indirectly, as independent contractors, employees, consultants, agents, partners or joint venturers, or as an officer, director, stockholder, agent or employee of any firm, person, partnership or corporation, or otherwise, solicit the employees of Buyer or its affiliates (as defined in the regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933) to leave the service of their employer.

            (c) Extension. The period of time during which a Shareholder Representative is prohibited from engaging in the business practices specified in Sections 9(a) and 9(b) of this Agreement shall be extended by any length of time during which the Shareholder Representative is in breach of said Sections 9(a) or 9(b).

            (d) Enforcement.

                  (i) It is agreed and  understood  by and among the  parties to this Agreement that the restrictive covenants set forth in Sections 9(a) and 9(b) of this Agreement are each individually essential elements of this Agreement and that, but for the agreement of the Shareholder Representatives each to comply with such covenants, the Buyer would not have agreed to enter into this Agreement. Such covenants of the Shareholder Representatives shall be construed as agreements independent of any other provision of this Agreement.

                  (ii) It is agreed by the parties to this Agreement that if any portion of the restrictive covenants set forth in Sections 9(a) and 9(b) of this Agreement is held to be unreasonable, arbitrary or against public policy, then each such covenant shall be considered divisible both as to time and geographical area, with each month of a specified period being deemed a separate period of time and each county within each state being deemed a separate geographical area, it being the intention of the parties that a lesser period of time or geographical area shall be enforced so long as the same is not unreasonable, arbitrary or against public policy. The parties to this Agreement agree that, in the event any court of competent jurisdiction determines that a specified time period or a specified geographical area is unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against the Shareholder Representatives.

                  (iii) The parties  hereto agree that damages at law will be an insufficient remedy to Buyer in the event that the restrictive covenants of Sections 9(a) and 9(b) of this Agreement are violated and that, in addition to any remedies or rights that may be available to Buyer, Buyer shall also be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of this Section 9.

      10. TERMINATION.

            (a) Termination. This Agreement may be terminated at any time prior to the Closing:

                  (i) By the mutual written consent of the parties;

                  (ii) By the  Buyer (if it is not then in breach of any term of this Agreement), if the Shareholders: (A) fail to perform in any material respect the agreements contained herein required to be performed on or prior to the Closing, or (B) materially breach any of their representations or warranties contained herein, which failure or breach is not cured within ten (10) days after the Buyer shall have notified the Shareholders of its intent to terminate this Agreement pursuant to this subparagraph;

                  (iii) By the  Shareholders  (if they are not then in breach of any term of this Agreement), if the Buyer: (A) fails to perform in any material respect its agreements contained herein required to be performed on or prior to the Closing, or (ii) materially breaches any of its representations or warranties contained herein, which failure or breach is not cured within ten (10) days after the Shareholders have notified the Buyer of their intent to terminate this Agreement pursuant to this subparagraph;

                  (iv) By either party, if there is any order, writ,  injunction or decree of any court or governmental or regulatory agency binding on such party which prohibits or restrains such party from consummating the transactions contemplated hereby; or

                  (v) by either party if the  transactions  contemplated  hereby have not been consummated on or before September 30, 2005 through no fault of the terminating party.

            (b) Effect on Obligations. Termination of this Agreement pursuant to this Section 10 shall terminate all obligations of the parties hereunder, except for the obligations under Sections 11(b) (with respect to publicity), and 5(f) (with respect to confidentiality); provided, however, that termination pursuant to subparagraphs (ii) or (iii) of Section 10(a) hereof shall not relieve the defaulting or breaching party from any liability to the other party hereto.

      11. MISCELLANEOUS.

            (a) Expenses. Each of the parties to this Agreement shall pay its own expenses in connection with this Agreement and the transaction contemplated hereby; provided, however, the Company shall, at Closing, pay in cash the legal, accounting and other closing/transactional fees and costs of the Company (including without limitation the fees and expenses of Wollmuth Maher & Deutsch LLP, counsel to the Company) up to $18,000, and the Buyer hereby guarantees and agrees to cause the Company to make the foregoing payment.

            (b) Publicity. No party to this Agreement shall issue any press release or public disclosure relating to the subject matter of this Agreement or the terms hereof without the prior written approval of the parties.

            (c) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

         If to Buyer:                      Copy to:
         -----------                       -------

         Richard Gabriel                   Robert C. Sanchez, Esq.
         DNAPrint Genomics, Inc.           Thomas P. McNamara, P.A.
         900 Cocoanut Avenue               2909 Bay to Bay Boulevard, Suite 309
         Sarasota, FL 34236                Tampa, FL 33629
                                           (813) 837-0727

         If to Shareholders:               Copy to:
         ------------------                -------

         Barbara Handelin                  Wollmuth Maher & Deutsch LLP
         1554 Paoli Pike, #307             500 Fifth Avenue, 12th floor
         West Chester PA  19380            New York, NY 10110
                                           Attn:  Mason H. Drake, Esq.

Any party to this Agreement may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Agreement.

            (d) Governing Law. This Agreement shall be governed and construed exclusively by the laws of the State of Florida, which law shall govern the interpretation, validity and effect of this Agreement.

            (e) Choice of Forum. Exclusive jurisdiction and venue shall lie with the courts of competent jurisdiction in Sarasota County, Florida.

            (f) Attorneys' Fees. In the event of any dispute arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs from the non-prevailing party. Such fees and costs shall be payable up to and including final appeal.

            (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (h) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment without such consent shall be void.

            (i) Headings. The headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

            (j) Amendments. Any waiver, amendment, modification or supplement of or to any term or condition of this Agreement shall be effective only if in writing and signed by all parties hereto, and the parties hereto waive the right to amend the provisions of this Section orally. No waiver of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            (k) Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, the illegal, invalid or unenforceable provision shall be fully severed from this Agreement, and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

            (l) Entire Agreement. This Agreement, and the Schedules and Exhibits hereto, constitute the entire Agreement between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter.

            (m) Risk of Loss. The risk of loss, damage or condemnation of any of the Company Assets from any cause whatsoever shall be borne by the Shareholders at all times prior to the Effective Time.

            (n) Commercially Reasonable Efforts. Each party agrees to use commercially reasonable efforts to satisfy the conditions to the Closing set forth in this Agreement and otherwise to consummate the transactions contemplated by this Agreement.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

                                                         DNAPrint genomics, Inc.



/s/Barbara Handelin                               By: /s/ Richard Gabriel
------------------------------------              -----------------------------
Barbara Handelin                                  Richard Gabriel, President


/s/Tandy Herren                                   /s/Pamela Fink
------------------------------------              -----------------------------
Tandy Herren                                      Pamela Fink


/s/David Housman                                  /s/Gerri Henwood
------------------------------------              -----------------------------
David Housman                                     Gerri Henwood


                                                              Founders' Group


/s/Michael Stolper                                By: /s/Christopher McConnell
------------------------------------              -----------------------------
Michael Stolper                                   Christopher McConnell


/s/Paula Enrietto                                 /s/Helga Kautsky
------------------------------------              -----------------------------
Paula Enrietto                                       Helga Kautsky


/s/Romeo Bachand                                  /s/James McCormick
------------------------------------              -----------------------------
Romeo Bachand                                     James McCormick


/s/Michael Chansky                                /s/Stephanie B. Abbuhl
------------------------------------              -----------------------------
Michael Chansky                                   Stephanie B. Abbuhl


/s/Lorin Randall                                  /s/Christopher F. McConnell
------------------------------------              -----------------------------
Lorin Randall                                     Christopher F. McConnell


/s/Brian Hughes                                   /s/Lissa Martinez
------------------------------------              -----------------------------
Brian Hughes                                      Lissa Martinez

Calco Partnership

By: /s/Cynthia Yingling                           /s/John McConnell
------------------------------------              -----------------------------
Cynthia Yingling                                  John McConnell


/s/Jennifer Parker                                /s/Leslie Mayer
------------------------------------              -----------------------------
Jennifer Parker                                   Leslie Mayer


/s/Robert E. Turner                               /s/Edmund R. Pitcher
------------------------------------              -----------------------------
Robert E. Turner                                  Edmund R. Pitcher


/s/Robert Keith                                   /s/Elliot Gerber, M.D.
------------------------------------              -----------------------------
Robert Keith                                      Elliot Gerber, M.D.


/s/Joseph D. Heard                                /s/Terrance Gallagher
------------------------------------              -----------------------------
Joseph D. Heard                                   Terrance Gallagher


/s/James Ryan                                     /s/Barbara M. Henagan
------------------------------------              -----------------------------
James Ryan                                        Barbara M. Henagan


/s/Dennis Alter                                   /s/Robert Fried
------------------------------------              -----------------------------
Dennis Alter                                      Robert Fried


/s/Geraldine Fried                                /s/James J. Kim
------------------------------------              -----------------------------
Geraldine Fried                                   James J. Kim


Eastman Limited Partnership                       MedInnova Partners, Inc.


By:/s/Jane N. Eastman                             By: /s/B.J. Underdown
------------------------------------              -----------------------------
Jane N. Eastman, General Partner                  B.J. Underdown, CEO

                                                     EXHIBIT A

-------------------------------------------------------------------------------------------------------------------
Shareholder                                                  Kenna Shares         % Common          DNAG Shares
Common Shareholders
Barbara Handelin                                                     462,500           29.324%             219,932
Tandy Herren                                                         462,500           29.324%             219,932
Pamela Fink                                                          312,488           19.813%             148,597
David Housman                                                         44,118            2.797%              20,979
Gerri Henwood                                                         44,118            2.797%              20,979
Michael Stolper                                                       44,118            2.797%              20,979
Founders' Group                                                      132,353            8.392%              62,938
Paula Enrietto                                                        37,500            2.378%              17,832
Helga Kautsky                                                         15,000            0.951%               7,133
Romeo Bachand                                                          7,500            0.476%               3,566
Richard Sherman                                                        7,500            0.476%               3,566
James McCormick                                                        7,500            0.476%               3,566
Total Common Shares                                                1,577,195                               750,000
Preferred Shareholders                                    Kenna Shares          % Preferred        DNAG Shares
Michael Chansky & Stephanie B. Abbuhl as JTTEN                         4,417            0.804%               6,029
Lorin Randall                                                          4,417            0.804%               6,029
Christopher F. McConnell                                              35,335            6.431%              48,231
Brian Hughes and Lissa Martinez                                       35,335            6.431%              48,231
Calco (Cynthia Yingling)                                              35,335            6.431%              48,231
John McConnell                                                         8,834            1.608%              12,058
Jennifer Parker                                                        8,834            1.608%              12,058
Leslie Gordon Mayer, PH.D.                                             4,417            0.804%               6,029
David Housman                                                         17,668            3.215%              24,116
Robert E. Turner                                                      35,335            6.431%              48,231
Edmund R. Pitcher                                                      8,834            1.608%              12,058
James B. McCormick, MD & Suzanne McCormick                            17,668            3.215%              24,116
Robert Keith                                                          35,335            6.431%              48,231
Elliot Gerber, MD                                                      4,417            0.804%               6,029
Joseph D. Heard Jr LLC(1)                                             11,778            2.144%              16,077
Terrance Gallagher                                                    11,778            2.144%              16,077
James Ryan                                                            11,778            2.144%              16,077
Barbara M. Henagan                                                     8,834            1.608%              12,058
Dennis Alter                                                          35,335            6.431%              48,231
Robert and Geraldine Fried                                             8,834            1.608%              12,058
AK Investments(2)                                                     35,335            6.431%              48,231
Gerri Henwood                                                          8,834            1.608%              12,058
Converted Debt
Eastman Family Fund                                                   45,936            8.360%              62,701
MedInnova                                                            114,841           20.900%             156,754
                                                           549,465; provided
                                                                    that the
                                                               foregoing are
                                                                       being
                                                               automatically
                                                              converted into
                                                            1,577,195 common
                                                                      shares
                                                           immediately prior
Total Preferred                                                   to Closing          100.000%             750,000
                                                              2,126,660 (pre
                                                               conversion of
                                                            Preferred shares
                                                              into 1,577,195
Total Issued Shares                                            common shares                             1,500,000
-------------------------------------------------------------------------------------------------------------------

(1)This partnership distributed March 2005 to:
Joseph Heard                                       11,778
Terrance Gallager                                  11,778
James Ryan                                         11,778
(2)Transferred to Jim Kim 12/04

                                  SCHEDULE 3(c)

                                 Capitalization

------------------------------------------------------------------
Kenna Capitalization Table 9.1.05
Common Shareholders                    Shares       Percentage
                                                     Ownership
Barbara Handelin                             462,500     21.7%
Tandy Herren                                 462,500     21.7%
Pamela Fink                                  312,488     14.7%
Co-Founders                                  132,354      6.2%
Founders' Group                              132,353      6.2%
Paula Enrietto                                37,500      1.8%
Helga Kautsky                                 15,000      0.7%
Romeo Bachand                                  7,500      0.4%
Richard Sherman                                7,500      0.4%
James McCormick                                7,500      0.4%

Preferred Shareholders                       549,465     25.8%

Total                                      2,126,660
------------------------------------------------------------------

All shares of Kenna Technologies distributed under the Kenna Technologies Stock Plan of 2000.

                                  SCHEDULE 3(d)

                               Effect of Agreement

                                 No Disclosures

                                  SCHEDULE 3(e)

                                   Financials

Financial Statements of the Kenna Technology as of 8/31/05

------------------------------------------------------------------
                           Balance Sheet                 Aug 31, 05
                                                        ------------
ASSETS
      Current Assets
           Checking/Savings
               1003 o  Progress Operating (1/01)            1,216.57
                                                        ------------
           Total Checking/Savings                           1,216.57
                                                        ------------
      Total Current Assets                                  1,216.57
      Fixed Assets
           1603 o  Computer Equipment                      18,710.69
           1703 o  A/D - Computer Equipment               -18,710.69
                                                        ------------
      Total Fixed Assets                                        0.00
                                                        ------------
TOTAL ASSETS                                                1,216.57
                                                        ============
LIABILITIES & EQUITY
      Liabilities
           Current Liabilities
               Accounts Payable
                   2000 o  Accounts Payable                   650.00
                                                        ------------
               Total Accounts Payable                         650.00
               Other Current Liabilities
                   2201 o  Notes Payable - Current        350,000.00
                                                        ------------
               Total Other Current Liabilities            350,000.00
                                                        ------------
           Total Current Liabilities                      350,650.00
                                                        ------------
      Total Liabilities                                   350,650.00
      Equity
           3001 o  Preferred Stock - Series A           1,187,606.90
           3101 o  Common Stock                            17,207.61
           3900 o  Retained Earnings                   -1,708,260.18
           Net Income                                     154,012.24
                                                        ------------
      Total Equity                                       -349,433.43
                                                        ------------
TOTAL LIABILITIES & EQUITY                                  1,216.57
                                                        ============

------------------------------------------------------------------

------------------------------------------------------------------
                           P&L Statement               Jan - Aug 05
                                                       -------------
   Ordinary Income/Expense
           Expense
               6004 o  Consultants - Bus Dev & Mktg       -17,000.00
               6501 o  Salaries Exp - R&D                 -73,423.00
               7001 o  Salaries Exp - G&A                 -33,751.97
               7300 o  Accounting Fees                    -27,150.00
               7320 o  Legal Fees, Corp                    -4,249.02
               7330 o  Fees & Permits                         553.00
               7400 o  Bank Service Fees                      103.29
               7425 o  Internet/email Expense                 219.30
               7520 o  Depre Exp - Computer Equip             626.16
               8530 o  Corp Tax Expense - Non-Income           60.00
                                                       -------------
           Total Expense                                 -154,012.24
                                                       -------------
   Net Ordinary Income                                    154,012.24
                                                       -------------
Net Income                                                154,012.24
                                                       =============

------------------------------------------------------------------

                            2004 Financial Statements

------------------------------------------------------------------
                     Kenna Technologies Balance
                               Sheet                 Dec 31, 04
                                                   -------------
ASSETS
      Current Assets
           Checking/Savings
               1003 o  Progress Operating (1/01)        2,818.95
                                                   -------------
           Total Checking/Savings                       2,818.95
           Accounts Receivable
               1200 o  Accounts Receivable              3,240.00
                                                   -------------
           Total Accounts Receivable                    3,240.00
                                                   -------------
      Total Current Assets                             6,058.95
      Fixed Assets
           1603 o  Computer Equipment                  18,710.69
           1703 o  A/D - Computer Equipment           -18,084.53
                                                   -------------
      Total Fixed Assets                                  626.16
                                                   -------------
TOTAL ASSETS                                            6,685.11
                                                   =============
LIABILITIES & EQUITY
      Liabilities
           Current Liabilities
               Accounts Payable
                   2000 o  Accounts Payable             8,155.81
                                                   -------------
               Total Accounts Payable                   8,155.81
               Other Current Liabilities
                   2201 o  Notes Payable - Current    350,000.00
                   2301 o  Accrued Expenses           151,974.97
                                                   -------------
               Total Other Current Liabilities        501,974.97
                                                   -------------
           Total Current Liabilities                  510,130.78
                                                   -------------
      Total Liabilities                               510,130.78
      Equity
           3001 o  Preferred Stock - Series A       1,187,606.90
           3101 o  Common Stock                        17,207.61
           3900 o  Retained Earnings               -1,708,778.55
           Net Income                                     518.37
                                                   -------------
      Total Equity                                   -503,445.67
                                                   -------------
TOTAL LIABILITIES & EQUITY                             6,685.11
                                                   =============

------------------------------------------------------------------

------------------------------------------------------------------
                           Kenna Technologies P&L               Jan - Dec
                                                                   04
                                                               ---------
      Ordinary Income/Expense
              Income
                  4001 o  Biofusion Model Contract Revenu       4,722.67
                  4010 o  Grant Revenue                        16,500.00
                  4015 o  Consulting Income                    28,820.00
                  5003 o  Project Expense Reimbursement           429.25
                                                               ---------
              Total Income                                     50,471.92
              Cost of Goods Sold
                  5002 o  Project Expenses                      1,600.00
                                                               ---------
              Total COGS                                        1,600.00
                                                               ---------
          Gross Profit                                         48,871.92
              Expense
                  6004 o  Consultants - Bus Dev & Mktg          4,000.00
                  6504 o  Consulting Exp, Prod Devel           37,670.00
                  6505 o  Bus Meals & Ent, Prod Devel              67.84
                  6506 o  Travel & Ent-Oth, Prod Devel            935.45
                  7300 o  Accounting Fees                         650.00
                  7330 o  Fees & Permits                          468.00
                  7400 o  Bank Service Fees                       166.23
                  7425 o  Internet/email Expense                  979.64
                  7430 o  Meetings & Conferences                 -750.00
                  7435 o  Office Supplies Exp                     238.98
                  7442 o  Temporary Office Support                794.50
                  7445 o  Travel & Ent, Oth-G&A                   350.46
                  7450 o  Travel, Meals & Entertainment             8.63
                  7455 o  Telephone Expense                       573.09
                  7460 o  Postage & Freight, G&A                  640.11
                  7520 o  Depre Exp - Computer Equip            1,500.62
                  8530 o  Corp Tax Expense - Non-Income            60.00
                                                               ---------
              Total Expense                                    48,353.55
                                                               ---------
      Net Ordinary Income                                         518.37
                                                               ---------
Net Income                                                        518.37
                                                               =========

------------------------------------------------------------------

                            2003 Financial Statements

------------------------------------------------------------------
                     Kenna Technologies Balance Sheet     Dec 31, 03
                                                         -------------
ASSETS
      Current Assets
           Checking/Savings
               1003 o  Progress Operating (1/01)            2,175.45
                                                        ------------
           Total Checking/Savings                           2,175.45
                                                        ------------
      Total Current Assets                                  2,175.45
      Fixed Assets
           1603 o  Computer Equipment                      18,710.69
           1703 o  A/D - Computer Equipment               -16,583.91
                                                        ------------
      Total Fixed Assets                                    2,126.78
                                                        ------------
TOTAL ASSETS                                                4,302.23
                                                        ============
LIABILITIES & EQUITY
      Liabilities
           Current Liabilities
               Accounts Payable
                   2000 o  Accounts Payable                 4,749.20
                                                        ------------
               Total Accounts Payable                       4,749.20
               Other Current Liabilities
                   2201 o  Notes Payable - Current        350,000.00
                   2301 o  Accrued Expenses               153,517.07
                                                        ------------
               Total Other Current Liabilities            503,517.07
                                                        ------------
           Total Current Liabilities                      508,266.27
                                                        ------------
      Total Liabilities                                   508,266.27
      Equity
           3001 o  Preferred Stock - Series A           1,187,606.90
           3101 o  Common Stock                            17,207.61
           3900 o  Retained Earnings                   -1,693,840.78
           Net Income                                     -14,937.77
                                                        ------------
      Total Equity                                       -503,964.04
                                                        ------------
TOTAL LIABILITIES & EQUITY                                  4,302.23
                                                        ============

------------------------------------------------------------------

                            2002 Financial Statements

------------------------------------------------------------------
                    Kenna Technologies Balance Sheet    Dec 31, '02
                                                        -------------
ASSETS
      Current Assets
           Checking/Savings
               1003 o  Progress Operating (1/01)            28,697.81
                                                        -------------
           Total Checking/Savings                           28,697.81
           Accounts Receivable
               1200 o  Accounts Receivable                  15,000.00
                                                        -------------
           Total Accounts Receivable                        15,000.00
           Other Current Assets
               1304 o  Prepaid Expense - Other                 757.20
               1320 o  Advances to Employees                 1,117.65
                                                        -------------
           Total Other Current Assets                        1,874.85
                                                        -------------
      Total Current Assets                                  45,572.66
      Fixed Assets
           1603 o  Computer Equipment                       18,710.69
           1703 o  A/D - Computer Equipment                -12,876.43
                                                        -------------
      Total Fixed Assets                                     5,834.26
                                                        -------------
TOTAL ASSETS                                                51,406.92
                                                        =============
LIABILITIES & EQUITY
      Liabilities
           Current Liabilities
               Accounts Payable
                   2000 o  Accounts Payable                 11,336.15
                                                        -------------
               Total Accounts Payable                       11,336.15
               Other Current Liabilities
                   2201 o  Notes Payable - Current         350,000.00
                   2301 o  Accrued Expenses                171,203.74
                   2400 o  Deferred Revenue                  7,142.86
                                                        -------------
               Total Other Current Liabilities             528,346.60
                                                        -------------
           Total Current Liabilities                       539,682.75
                                                        -------------
      Total Liabilities                                    539,682.75
      Equity
           3001 o  Preferred Stock - Series A            1,187,606.90
           3101 o  Common Stock                             17,207.61
           3900 o  Retained Earnings                    -1,122,472.13
           Net Income                                     -570,618.21
                                                        -------------
      Total Equity                                        -488,275.83
                                                        -------------
TOTAL LIABILITIES & EQUITY                                  51,406.92
                                                        =============

------------------------------------------------------------------

                            2002 Financial Statements

------------------------------------------------------------------
Kenna Technologies P&L                   12 Months Ended 12/31/02
                               ------------------------------------
                                                   Variance
                                     Actual    $            %

Revenue
   Deal Income                     72,857      (177,143)   -70.9%
   Interest Income                    231        (5,769)   -96.2%

Total Revenue                      73,088      (182,912)   -71.5%

Cost of Sales                      21,123       141,377      87.0%

Total Gross Profit                 51,965       (41,535)   -44.4%
     GP %                                                    71.1%

Expenses
     Business Dev & Marketing     146,640        41,652      22.1%
     Product Development          278,398       638,002      69.6%
     General & Admin              197,546       114,387      36.7%

Total Expenses                    622,584       794,041      56.1%

Operating Profit (Loss)          (570,619)      752,506      56.9%

Taxes                                   0             0       0.0%

Net Income                      ($570,619)    $ 752,506      56.9%


------------------------------------------------------------------

                                  SCHEDULE 3(f)

                                     Assets

Material Property

1 IBM ThinkPad Notebook R32 computer (B. Handelin office) Serial # AK-V9ClW purchased 2003

1 Dell Inspiron Notebook computer
Inspiron 4000 - DS/N TW-0791UH-12800-131-1552
OfficeJet G85 - S/N SGE07E1F86

See also, Schedule 3(j)

                                  SCHEDULE 3(g)

                                  Real Property

1.    Real Property owned: None
2.    Real Property leased: None

                                  SCHEDULE 3(h)

                              Contracts and Leases

See Schedule 3(j)

                                  SCHEDULE 3(i)

                                   Receivables

                                      None

                                  SCHEDULE 3(j)

                              Intellectual Property

Patents:

US Patent #5,808,918  issued September 15, 1998
Inventor(s):  Fink, P et al   Assignee:  Interleukin Genetics, Inc.
Hierarchical Biological Modeling System and Method as restricted to three of five original claims upon re-examination at the USPTO in 2001.

US Patent # 6,108,635 issued August 22, 2000 Integrated disease information system.
Inventor(s):  Herren, LT et al   Assignee:  Interleukin Genetics, Inc.

Trademarks, Tradenames:

KNOWLEDGEFUSION(R) Serial Number 78/035045 registered June 10, 2003 to Kenna Technologies.

BIOFUSION(R) Serial Number 74677459 registered November 5, 1996. Registered to Interleukin Genetics and permission to use granted under ILGN/Kenna Technologies License Agreement of August 18, 2000.

Computer Models

      1.    BoneFusion(TM) a computational simulation of bone remodeling.
      2. CellCycleFusion, a computational simulation of the biochemical controls and pathways cell proliferation, homeostasis and programmed cell death; the cell cycle.
      3. Tox/Redox, a computational simulation model of the biochemical pathways in the liver controlling the production of energy and metabolism of some toxic chemicals.
      4. Macrophage model, a a computational simulation model of the immune cell type.
      5. Osteoporosis DPE: a statistical and graphic model of individual disease progression tailored to specific patient factors.
      6. Periodontal DPE: a statistical and graphic model of individual disease progression tailored to specific patient factors.

                                  SCHEDULE 3(k)

                                Company Software

Windows Office XP:  Product Key:  HjWy2-64PCT-WT86H-9GQ3R-DPH3Y

Extend V5.0  Licenses:
5714308 - 7639
5714308 -8003
5714308 -8409

MindManager
MS4M-MM1-ES12-DD6M-34BA

                                  SCHEDULE 3(l)

                                   Litigation

                                      None

                                  SCHEDULE 3(m)

                              Compliance with Laws

There is not outstanding or, to the knowledge of the Shareholders, threatened, any order or decree of any court, governmental agency or arbitration tribunal against or involving the Company or its business or the Company Assets.

Permits and Licenses

General Assignment and Bill of Sale with Interleukin Genetics, Inc. Dated August 18, 2000

This license provides Kenna Technologies with a license to practice the art covered by the following patents and trademarks (see also schedule 3j):

US Patent #5,808,918  issued September 15, 1998
Inventor(s):  Fink, P et al   Assignee:  Interleukin Genetics, Inc.
Hierarchical Biological Modeling System and Method as restricted to three of five original claims upon re-examination at the USPTO in 2001.

US Patent # 6,108,635 issued August 22, 2000 Integrated disease information system.
Inventor(s):  Herren, LT et al   Assignee:  Interleukin Genetics, Inc.

BIOFUSION(R) Serial Number 74677459 registered November 5, 1996. Registered to Interleukin Genetics and permission to use granted under ILGN/Kenna Technologies License Agreement of August 18, 2000.

The Agreement also acknowledges the sale to Kenna of specific computational model assets which were developed at Interleukin Genetics by Tandy Herren and Pamela Fink:

The BioFusion models and all components thereof for Osteoporosis, Periodontal Disease (Bridge), Otitis Media as well as component parts which are not part of a working model: components of a Macrophage Cellular Model, a Toxicology and Coronary Artery Disease models.

                                  SCHEDULE 3(o)

                                    Insurance

            Kenna Technologies currently has no insurance policies.

                                  SCHEDULE 3(p)

                               Employment Matters

There are no contracts, litigation, obligations to employees, consultants, or directors of Kenna Technologies.

Current Employees:

Barbara L. Handelin, PhD., CEO; base salary $150,000; all past and current compensation, including stock options, waived.

Tandy Herren, PhD., Chief Technology Officer; base salary $150,000, all past and current compensation, including stock options, waived.

Current Directors:

Barbara Handelin, Ph.D.  President
Tandy Herren, Ph.D., Secretary
James McCormick, MD, Director
Romeo Bachand, MD., PhD,  Director

                                  SCHEDULE 3(q)

                                Employee Benefits

                      There are no employee benefit plans.

                                  SCHEDULE 3(r)

                               Absence of Changes

                                   No changes.

                                  SCHEDULE 3(s)

                           Related Party Transactions

                                      None

                                  SCHEDULE 4(b)

                             Buyer Required Consents

                                      None.

                                  SCHEDULE 5(a)

                               Conduct of Business

                                 No disclosures.

                                  SCHEDULE 6(h)

                                  Key Employees

Barbara L. Handelin, Ph.D.
Tandy L. Herren, Ph.D.